NUMBER

A

TECH/OPS

SEVCON®

Incorporated under the laws of the State of Delaware

SHARES

Tech/Ops Sevcon, Inc.

CUSIP 878293 10 9

SEE REVERSE FOR
CERTAIN DEFINITIONS

THIS CERTIFIES THAT is the owner of

FULLY-PAID AND NON-ASSESSABLE SHARES WITHOUT PAR VALUE OF THE COMMON CAPITAL STOCK OF

Tech/Ops Sevcon, Inc., transferable upon the books of the corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware and to the Certificate of Incorporation and by-laws of the corporation. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF, Tech/Ops Sevcon, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by its duly authorized officers.

Dated:

TREASURER AND CHIEF FINANCIAL OFFICER

TECH/OPS SEVCON, INC.
INCORPORATED
1987
DELAWARE

PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(New York, NY)
TRANSFER AGENT
AND REGISTRAR

BY

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY

Tech/Ops Sevcon, Inc.

In addition to its Common Stock without par value, the Company has an authorized class of Preferred Stock, without par value, issuable in series by the Board of Directors. The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT—.................Custodian.................
(Cust) (Minor)
under Uniform Gifts to Minors
Act..............................
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ... hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

....

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

....

....

.... Shares

of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint..

Attorney to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.

Dated, ...

....

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.